                                                                    Exhibit 99.2

                  VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1

                 ANNUAL DISTRIBUTION STATEMENT: 1998 ACTIVITY

------------------------------------------------------------------------------------------------------------------------------------
                                        15-Feb-98       15-Mar-98       15-Apr-98       15-May-98       15-Jun-98       15-Jul-98


a.Aggregate Amount of Collections $251,700,605.27  $224,144,244.72 $273,424,969.23  $301,712,223.21 $278,759,675.77  $345,943,798.74
  Aggregate Amount of Interest
  Collections                     $  3,840,507.97  $  3,973,652.46 $  3,486,290.53  $  3,712,205.93 $  3,934,230.10  $  4,057,530.81
  Aggregate Amount of Principle
  Collections                     $247,860,097.30  $220,170,572.26 $269,938,678.70  $298,000,017.28 $274,825,445.67  $341,886,267.93
  Investment Proceeds             $          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00

b.Series Allocation Percentage            100.00%          100.00%         100.00%          100.00%         100.00%          100.00%
  Floating Allocation Percentage           68.99%           73.92%          71.58%           72.13%          68.44%           70.30%
  Fixed Allocation Percentage                 N/A              N/A             N/A              N/A             N/A              N/A

c.Total Amount Distributed on
  Series 1996-1                   $  1,977,851.56  $  1,627,031.25 $  1,827,343.75  $  1,817,578.13 $  1,878,164.06   $ 1,817,578.13

d.Amount of Such Distribution
  Allocable to Principal on 1996-1$          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00

e.Amount of Such Distribution
  Allocable to Interest on 1996-1 $  1,977,851.56  $  1,627,031.25 $  1,827,343.75  $  1,817,578.13 $  1,878,164.06   $ 1,817,578.13

f.Investor Default Amount         $          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00

g.Draw Amount                     $          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00

h.Investor Charge Offs            $          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00
  Amounts of Reimbursements       $          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00

i.Monthly Servicing Fee                     1.00%            1.00%           1.00%            1.00%           1.00%            1.00%

j.Expected Controlled
  Distribution Amount             $          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00

k.Invested Amount                 $375,000,000.00  $375,000,000.00 $375,000,000.00  $375,000,000.00 $375,000,000.00  $375,000,000.00

l.Pool Factor                             100.00%          100.00%         100.00%          100.00%         100.00%          100.00%

m.Available Subordinated Amount   $ 63,944,652.02  $ 62,672,469.14 $ 68,606,381.69  $ 68,031,229.66 $ 68,658,005.28  $ 73,644,010.88

n.Reserve Fund Balance            $  1,875,000.00  $  1,875,000.00 $  1,875,000.00  $  1,875,000.00 $  1,875,000.00  $  1,875,000.00

o.Principle Funding Account
  Balance                         $          0.00  $          0.00 $          0.00  $          0.00 $          0.00  $          0.00
  Yield Supplement Account
  Balance                         $  1,875,000.00  $  1,875,000.00 $  1,875,000.00  $  1,875,000.00 $  1,875,000.00  $  1,875,000.00


                  VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1

                 ANNUAL DISTRIBUTION STATEMENT: 1998 ACTIVITY

------------------------------------------------------------------------------------------------------------------------------------
                                             15-Aug-98             15-Sep-98             15-Oct-98             15-Nov-98


Aggregate Amount of Collections        $353,518,575.72       $323,143,332.43       $318,663,692.83        $296,466,789.31
Aggregate Amount of Interest
Collections                            $  4,233,100.66       $  4,031,844.26       $  4,136,277.42        $  3,638,076.14
Aggregate Amount of Principal
Collections                            $349,285,475.06       $319,111,488.17       $314,526,815.41        $292,828,713.17
Investment Proceeds                    $          0.00       $          0.00       $          0.00        $          0.00

Series Allocation Percentage                   100.00%               100.00%               100.00%                100.00%
Floating Allocation Percentage                  69.99%                69.36%                76.86%                 80.06%
Fixed Allocation Percentage                        N/A                   N/A                   N/A                    N/A

Total Amount Distributed on
Series 1996-1                          $  1,999,335.94       $  1,752,273.65       $  1,796,825.00        $  1,836,196.67

Amount of Such Distribution
Allocable to Principal on 1996-1       $          0.00       $          0.00       $          0.00        $          0.00

Amount of Such Distribution
Allocable to Interest on 1996-1        $  1,999,335.94       $  1,752,273.65       $  1,796,825.00        $  1,836,196.67

Investor Default Amount                $          0.00       $          0.00       $          0.00        $          0.00

Draw Amount                            $          0.00       $          0.00       $          0.00        $          0.00

Investor Charge Offs                   $          0.00       $          0.00       $          0.00        $          0.00
Amounts of Reimbursements              $          0.00       $          0.00       $          0.00        $          0.00

Monthly Servicing Fee                            1.00%                 1.00%                 1.00%                  1.00%

Expected Controlled
Distribution Amount                    $          0.00       $          0.00       $          0.00        $          0.00

Invested Amount                        $375,000,000.00       $375,000,000.00       $370,679,848.79        $375,000,000.00

Pool Factor                                    100.00%               100.00%                98.85%                100.00%

Available Subordinated Amount          $ 77,413,638.47       $ 84,970,949.69       $ 77,469,560.68        $ 64,895,745.30

Reserve Fund Balance                   $  1,875,000.00       $  1,875,000.00       $  1,875,000.00        $  1,875,000.00

Principal Funding Account
Balance                                $          0.00       $          0.00       $          0.00        $          0.00
Yield Supplement Account
Balance                                $  1,875,000.00       $  1,875,000.00       $  1,875,000.00        $  1,875,000.00



------------------------------------------------------------------------------------------------------------------------------------
                                                   15-Dec-98                15-Jan-99                       Total


Aggregate Amount of Collections              $263,635,575.29          $334,583,713.94              $3,565,696,576.46
Aggregate Amount of Interest
Collections                                  $  3,019,881.31          $  3,341,639.63              $   45,405,237.22
Aggregate Amount of Principal
Collections                                  $260,615,693.98          $331,242,074.31              $3,520,291,339.24
Investment Proceeds                          $          0.00          $          0.00              $            0.00

Series Allocation Percentage                         100.00%                  100.00%                        100.00%
Floating Allocation Percentage                        78.37%                   78.30%                         73.19%
Fixed Allocation Percentage                              N/A                      N/A                            N/A

Total Amount Distributed on
Series 1996-1                                 $ 1,642,671.77          $  1,839,162.19              $   21,832,012.08

Amount of Such Distribution
Allocable to Principal on 1996-1             $          0.00          $          0.00              $            0.00

Amount of Such Distribution
Allocable to Interest on 1996-1               $ 1,642,671.77          $  1,839,162.19              $   21,832,012.08

Investor Default Amount                      $          0.00          $          0.00              $            0.00

Draw Amount                                  $          0.00          $          0.00              $            0.00

Investor Charge Offs                         $          0.00          $          0.00              $            0.00
Amounts of Reimbursements                    $          0.00          $          0.00              $            0.00

Monthly Servicing Fee                                  1.00%                    1.00%                          1.00%

Expected Controlled
Distribution Amount                          $          0.00          $          0.00              $            0.00

Invested Amount                              $375,000,000.00          $375,000,000.00              $  375,000,000.00

Pool Factor                                          100.00%                  100.00%                        100.00%

Available Subordinated Amount                $ 61,368,209.05          $ 80,625,091.69              $   71,274,995.30

Reserve Fund Balance                         $  1,875,000.00          $  1,875,000.00              $    1,875,000.00

Principal Funding Account
Balance                                      $          0.00          $          0.00              $            0.00
Yield Supplement Account
Balance                                      $  1,875,000.00          $  1,875,000.00              $    1,875,000.00



PRICEWATERHOUSECOOPERS

------------------------------------------------------------------------------
                                                      PRICEWATERHOUSECOOPERS LLP
INDEPENDENT ACCOUNTANT'S REPORT                       400 Renaissance Center
                                                      Detroit, MI  48243-1507
                                                      Telephone  (313) 446 7100
                                                      Facsimile  (313) 446 7117

To the Board of Directors of
VW Credit, Inc. as servicer under
the Pooling and Servicing Agreement
dated February 29, 1996  and
Citibank, N.A. as Trustee:

We have examined management's assertion about VW Credit, Inc.'s compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP")
             ------- ------ ----------- ------- --- -------- -------
for the year ended December 31, 1998 included in the accompanying management assertion to the extent the procedures in such program are applicable to the Pooling and Servicing Agreement dated February 29, 1996. As Program Step I., four relating to Escrow Accounts, Program Step III., three and four relating to Tax, Insurance and Late Payment Penalties, Program Step V., two, three and four relating to Adjustable Rate Mortgages and Program Step VII., one relating to Fidelity Bond and Error and Omissions Policies are not applicable to the servicing obligations set forth in the Pooling and Servicing Agreement, we did not perform the related procedures. Management is responsible for VW Credit, Inc.'s compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with the standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about VW Credit, Inc.'s compliance with the minimum servicing standards and performing other such procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on VW Credit, Inc.'s compliance with the minimum servicing standards.

In our opinion, management's assertion that VW Credit, Inc. complied with the aforementioned minimum servicing standards for the year ending December 31, 1998 is fairly stated, in all material respects.



/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 5, 1999

                                                         [LOGO] VOLKSWAGEN
                                                                CREDIT

                                                         [LOGO] AUDI
                                                         Financial Services


                                                         3800 Hamlin Road
                                                         Auburn Hills, MI  48326
February 5, 1999                                         Tel. (248) 340-5885
                                                         Fax  (248) 340-5387


PricewaterhouseCoopers LLP
400 Renaissance Center
Detroit, MI  48243

Ladies and Gentleman:

As of and for the year ended December 31, 1998, VW Credit, Inc. has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation
                                                 ------- ------ -----------
Program for Mortgage Bankers and the Pooling and Servicing Agreement dated
------- --- -------- -------
February 29, 1996.



                                      Sincerely,

                                      /s/ Wolfgang J. Rasper

                                      Wolfgang J. Rasper
                                      Chief Financial Officer, VW Credit, Inc.